SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act 1934

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Pacific Select Fund

(Name of Registrant as Specified In Its Charter)

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PACIFIC SELECT FUND
MID-CAP GROWTH PORTFOLIO

INFORMATION STATEMENT DATED JULY 23, 2021

This document (“Information Statement”) provides information concerning a new sub-advisory agreement for the Mid-Cap Growth Portfolio (the “Fund”) and is being sent on or about July 23, 2021 to the shareholders of record as of July 21, 2021.

This Information Statement is for informational purposes only. We are not asking you for a proxy, and you are requested not to send us a proxy.

I. Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved a new sub-advisory agreement with Delaware Investments Fund Advisers (“DIFA”), with respect to the Fund, in connection with the acquisition of Waddell & Reed Financial, Inc. (“Waddell & Reed”), parent company of Ivy Investment Management Company (“Ivy”), the previous sub-adviser to the Fund, by Macquarie Group Limited (“Macquarie”), indirect parent company of DIFA, effective on April 30, 2021 (the “Acquisition”). Information concerning this change was included in a supplement dated March 26, 2021 to the Trust’s prospectus for Class D, Class I and Class P shares dated May 1, 2020. The Acquisition caused an “assignment” under the Investment Company Act of 1940, as amended (the “1940 Act”) of the sub-advisory agreement then in effect with Ivy (“Ivy Sub-Advisory Agreement”), resulting in its automatic termination.

In anticipation of the Acquisition, at a virtual meeting held on March 24, 2021*, based upon a recommendation from Pacific Life Fund Advisors LLC (“PLFA”), the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the effective date of the Acquisition, a new sub-advisory agreement with DIFA for the Fund (the “DIFA Sub-Advisory Agreement”).

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and PLFA, the Trust’s investment adviser, PLFA and the Trust may hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval in accordance with the requirements of the exemptive order. The information contained herein is being provided pursuant to the requirements of the exemptive order.

* The Board approved reliance on relief provided by the U.S. Securities and Exchange Commission (“SEC”) from in-person voting requirements of the 1940 Act for the March 24, 2021 Board meeting. This approval was based on the Board’s belief that, due to the circumstances related to current or potential effects of COVID-19, it was necessary and appropriate to rely on the in-person relief granted by the SEC and substitute the in-person meeting scheduled for March 24, 2021 with a virtual meeting. The Board also approved to undertake to satisfy the conditions subsequently required in the in-person relief, including ratification of these matters at the Board’s next in-person meeting.

II. Board Consideration of the New Sub-Advisory Agreement

The Trustees considered that Ivy sub-advised the Fund pursuant to the Ivy Sub-Advisory Agreement and that they were being asked to evaluate the new DIFA Sub-Advisory Agreement for the Fund in light of the anticipated acquisition of Waddell & Reed by Macquarie, which would result in the automatic termination of the Ivy Sub-Advisory Agreement.

In evaluating the DIFA Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

• The Ivy Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at a meeting on December 8, 2020. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by Ivy; the investment results of the Fund; the sub-advisory fees paid to Ivy; Ivy’s costs in managing the Fund and its profitability from the Fund; and other benefits received by Ivy and its affiliates as a result of their relationship with the Fund.

• DIFA represented to the Board that following the Acquisition, the Fund’s portfolio management team will be moved to DIFA and that there will be no changes to the Fund’s portfolio management team under the DIFA Sub-Advisory Agreement.

• There is expected to be no change in the nature, quality or level of services provided to the Fund.

• The sub-advisory fee rates under the DIFA Sub-Advisory Agreement are the same as those under the Ivy Sub-Advisory Agreement.

• The Trust’s Chief Compliance Officer (“CCO”) had reviewed the written compliance policies and procedures and code of ethics of DIFA. The Trustees also considered the CCO’s assessment of DIFA’s compliance program, as required under Rule 38a-1 of the 1940 Act, and its code of ethics prior to the effectiveness of the DIFA Sub-Advisory Agreement.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the DIFA Sub-Advisory Agreement is in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the DIFA Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III. The New Sub-Advisory Agreement

The DIFA Sub-Advisory Agreement is substantially similar to the Ivy Sub-Advisory Agreement. DIFA, subject to the supervision of PLFA, will provide a continuous investment program for the Fund and determines the composition of the assets of the Fund, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Fund’s investment goal, strategies, policies and restrictions. DIFA bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the DIFA Sub-Advisory Agreement. The Fund is responsible for its own expenses not specifically assumed by the DIFA Sub-Advisory Agreement or by PLFA under the investment advisory agreement.

Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law or the provisions of the DIFA Sub-Advisory Agreement, DIFA, its affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the DIFA Sub-Advisory Agreement, except by reason of DIFA’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of DIFA’s obligations and duties under the DIFA Sub-Advisory Agreement.

In addition, DIFA has agreed to indemnify and hold harmless PLFA, its affiliates and control persons (collectively, the “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which PLFA or such PL Indemnified Persons may become subject under the federal securities laws, under any other statute, at common law or otherwise, arising out of DIFA’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, DIFA’s obligations and/or duties under the DIFA Sub-Advisory Agreement by DIFA (or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of DIFA) (other than a PL Indemnified Person); (ii) are based upon DIFA’s (or its agent’s or delegate’s) breach of any provision of the DIFA Sub-Advisory Agreement, including breach of any representation or warranty; (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to PLFA, the Trust, or any affiliated person of the Trust by DIFA or any affiliated person or agent or delegate of DIFA (other than a PL Indemnified Person); or (iv) are based upon a breach of DIFA’s fiduciary duties to the Trust or violation of applicable law. In addition, DIFA agrees to indemnify and hold harmless the PL Indemnified Persons (which includes PLFA) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the actions or omissions of any third parties that DIFA hires in connection with fulfilling DIFA’s obligations under the DIFA Sub-Advisory Agreement.

The DIFA Sub-Advisory Agreement became effective on April 30, 2021 and will continue in effect for a period of two years from its effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The DIFA Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate payable by the Fund to PLFA in connection with the DIFA Sub-Advisory Agreement. Regarding its advisory fee, PLFA contractually agreed to waive 0.025% through April 30, 2022 for the Fund. The waiver agreement will automatically renew annually for a successive one year term unless: (i) PLFA provides at least 30 days’ written notice of the termination of the agreement prior to the beginning of the next applicable one year term, (ii) upon 90 days’ prior written notice to PLFA or (iii) upon termination of the advisory contract. There was no change to the sub-advisory fee rate payable by PLFA to DIFA in connection with the sub-adviser change. The fee rate under the DIFA Sub-Advisory Agreement is shown below:

Fee Schedule
0.30% on the first $2 billion
0.25% on the excess

The Fund’s sub-advisory fees were paid by PLFA to Ivy through April 29, 2021, pursuant to the Ivy Sub-Advisory Agreement dated November 1, 2013, as amended. For the fiscal year ended December 31, 2020, the Fund’s sub-advisory fees paid or owed by PLFA to Ivy totaled $2,688,880. For the Fund’s fiscal year ended December 31, 2020, the Fund did not pay any brokerage commissions to an affiliated broker of DIFA.

IV. Information Regarding DIFA

DIFA is a series of Macquarie Investment Management Business Trust (a Delaware statutory trust) and is wholly-owned by Delaware Investments Management Company, LLC which, in turn, is wholly-owned by Macquarie Management Holdings, Inc. (“MMHI”). MMHI is wholly-owned by Macquarie Affiliated Managers (USA) Inc. which, in turn, is wholly-owned by Macquarie Affiliated Managers Holdings (USA) Inc. Macquarie Affiliated Managers Holdings (USA) Inc. is wholly-owned by Macquarie FG Holdings Inc. which, in turn, is wholly-owned by Macquarie Asset Management US Holdings Pty Limited. Macquarie Asset Management US Holdings Pty Limited is wholly-owned by Macquarie Asset Management Holdings Pty Limited which, in turn, is wholly-owned by Macquarie. Macquarie is a publicly traded global provider of banking, financial, advisory, investment and funds management services. Macquarie Investment Management (“MIM”) is the marketing name of certain companies comprising the asset management division of Macquarie, including DIFA. Assets under management for MIM as of March 31, 2021 were approximately $269 billion.

The addresses for the entities above are as follows:

Entity Name	Address
DIFA, Macquarie Investment Management Business Trust, Delaware Investments Management Company, LLC, and Macquarie Management Holdings, Inc.	100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106
Macquarie Affiliated Managers (USA) Inc. and Macquarie Affiliated Managers Holdings (USA) Inc.	125 West 55th Street L22, New York, New York 10019
Macquarie FG Holdings Inc.	125 West 55th Street, Floor 8 New York, New York 10019
Macquarie Asset Management US Holdings Pty Limited, Macquarie Asset Management Holdings Pty Limited, and Macquarie Group Limited	50 Martin Place, Sydney, New South Wales 2000 Australia

DIFA acts as an adviser or sub-adviser to the following registered investment companies that have similar investment objectives as the Fund.

Fund Name	Net Assets (as of April 30, 2021)	Advisory or Sub-Advisory Fee	Waived/Reduced/ Agreed to Reduce (Yes or No)
Sub-Advised Fund	$203,179,791	0.40% on the first $150 million 0.35% on the next $150 million 0.30% on the excess	No
Ivy VIP Mid Cap Growth Portfolio	$712,812,772	0.85% on the first $1 billion 0.83% on the next $1 billion 0.80% on the next $1 billion 0.76% on the excess	Yes
Ivy Mid Cap Growth Fund	$7,869,683,188	0.85% on the first $1 billion 0.83% on the next $1 billion 0.76% on the next $1 billion 0.73% on the next $2 billion 0.70% on the next $5 billion 0.67% on the excess	Yes

As of April 30, 2021, the principal executive officers and directors of DIFA, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation
Shawn K. Lytle	Director, Global Head of Public Investments – Macquarie Asset Management, Head of Americas – Macquarie Group, President of Delaware Funds® by Macquarie
David F. Connor, Esq.	Director, Senior Vice President, General Counsel, Secretary
Brett Lewthwaite	Executive Vice President, Chief Investment Officer and Global Head of Fixed Income
John Leonard, CFA	Executive Vice President, Global Head of Equities

1 The address of all individuals listed above with respect to their positions with DIFA is 100 Independence, 610 Market Street, Philadelphia, PA 19106.

No Officer or Trustee of the Trust is an officer, director or shareholder of DIFA (including its affiliates).

Additional Information

Additional information about DIFA is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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Once the Trust’s shareholder report has been posted to the Trust’s website, a notice will be sent to shareholders (who don’t already receive e-delivery or have not previously requested paper delivery) with notification of the posting to the website and information on how to request a paper copy without charge. The Trust’s semi-annual report for the fiscal half-year ended June 30, 2020 and the Trust’s annual report for the fiscal year ended December 31, 2020 were both previously made available to shareholders and are available upon request without charge by contacting the Trust by:

Email: PSFdocumentrequest@pacificlife.com

Regular mail: Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Express mail: Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone: Pacific Life Annuity Contract Owners: 1-800-722-4448

Annuity Financial Advisors: 1-800-722-2333

Pacific Life Insurance Policy Owners: 1-800-347-7787

PL&A Annuity Contract Owners: 1-800-748-6907

PL&A Life Insurance Policy Owners: 1-888-595-6997

Website: www.PacificLife.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. They are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

15-51861-00

PSFIS0721